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                                 ARTHUR ANDERSEN LLP


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated July 28, 1997 included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-35760, 33-57615, 33-60837, 33-60071, 33-64383, 33-63715, 33-63717, 33-59002, 33-49212, 33-33245, 33-33244,
33-23211, 333-17987, 333-18385, 333-21101 and 333-14167.



Chicago, Illinois                           /s/ Arthur Andersen LLP
September 22, 1997                          --------------------------
                                            Arthur Andersen LLP